Exhibit 23(ii)

CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Moog Inc.:

We consent to incorporation by reference in the Registration Statements (Nos. 33-20069, 33-36721, 33-36722, 33-33958, 33-62968, 33-57131, 333-73439 and 333-85657) on Form S-8 of Moog Inc. of our report dated November 8, 2000 relating to the consolidated balance sheets of Moog Inc. and subsidiaries as of September 30, 2000 and September 25, 1999, and the related consolidated statements of earnings, shareholders’ equity, and cash flows and the related schedule for each of the years in the three-year period ended September 30, 2000, which report appears in the September 30, 2000 annual report on Form 10-K of Moog Inc.

KPMG LLP

Buffalo, New York
December 19, 2000

[PricewaterhouseCoopers Letterhead]

Moog Inc.
East Aurora, New York 14052-0018
U.S.A.

Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement of Moog Inc. on Form S-8 of our report dated November 8, 2000 on our audits of the consolidated financial statements of Moog GmbH (a wholly-owned subsidiary of Moog Inc.) and subsidiary as of September 30, 2000 and 1999 and for the years then ended, which report is included in this Annual Report on Form 10-K of Moog Inc.

Stuttgart Germany
December 18, 2000

PricewaterhouseCoopers

[PricewaterhouseCoopers Letterhead]

8 November 2000

Moog Inc.
East Aurora, New York 14052-0018
United States of America

Independent Auditors' Report

The Board of Directors
MOOG Inc.

We have audited the consolidated balance sheets of Moog GmbH (a wholly-owned subsidiary of Moog Inc.) and subsidiary as of September 30, 2000 and 1999, and the related consolidated statements of earnings and retained earnings and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Moog GmbH and subsidiary as of September 30, 2000 and 1999 and the results of their operations and cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States.

Our audits were made for the purpose of forming an opinion on the consolidated financial statements taken as a whole. The supplemental information in the reporting package and the Hyperion submission are presented for purposes of additional analysis and are not a required part of the basic consolidated financial statements. Such information has been subjected to the auditing procedures applied in the audits of the basic consolidated financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic consolidated financial statements taken as a whole.

PricewaterhouseCoopers
Stuttgart Germany